EXHIBIT 99.1

Uranium Resources Consolidates Offices for Efficiencies and Cost Reductions

LEWISVILLE, Texas, May 17, 2013 (GLOBE NEWSWIRE) -- Uranium Resources, Inc. (Nasdaq:URRE) (URI) today announced that it is focusing its technical resources at its existing offices in Colorado and reducing corporate overhead spend by closing its offices in Albuquerque, Crownpoint and Grants, New Mexico.

Christopher M. Jones, President and CEO of URI, noted, "Our future lies in the development of our properties in Texas and New Mexico, and we remain committed to our projects in these locales. We believe that development and production activity at our projects will spur economic growth and job creation in New Mexico and Texas. Given this focus, we also need to reduce our corporate spend and conserve cash. Our technical work can be done more efficiently and effectively in Colorado, and as our Churchrock project develops we will recruit and staff our office locally to better service our operations within the community."

In conjunction with these changes, the position held by Mathew F. Lueras, Vice President – Corporate Development, will be eliminated at the end of this June. Mr. Jones said, "Mat has been instrumental in the progress we have made over the last several years and we have very much appreciated his dedication to URI. We wish him all the best in his future endeavors."

Completion of the consolidation activities is planned for the end of June. It is expected that the consolidation will result in savings of approximately $1.5 million on an annualized basis.

Mr. Jones concluded, "We remain focused on balancing our need to manage capital and the execution of our plans to return to production."

About Uranium Resources, Inc.

Uranium Resources, Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced uranium by in-situ recovery (ISR) methods in the state of Texas and currently has a number of initiatives underway to return the Company to production. URI has over 206,600 acres of uranium mineral holdings and 144.8 million pounds of in-place mineralized uranium material in New Mexico and an NRC license to produce up to 3 million pounds of uranium per year. URI has an additional 664,000 pounds of in-place reserves in Texas. The Company acquired these properties over the past 20 years along with an extensive information database of historic drill hole logs, assay certificates, maps and technical reports.

Uranium Resources routinely posts news and other information about the Company on its website at www.uraniumresources.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company's mineralized uranium materials, development plans for properties in South Texas and New Mexico, development of the Church Rock property, the timing for and savings associated with consolidation activities, plans for future hiring, plans for managing capital and returning to production are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the Company's ability to raise additional capital in the future, spot price and long-term contract price of uranium, the outcome of negotiations with the Navajo Nation, the Company's ability to reach agreements with current royalty holders, weather conditions, operating conditions at the Company's mining projects, government and tribal regulation of the mining industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, timely receipt of mining and other permits from regulatory agents, maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments and other factors which are more fully described in the Company's documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

CONTACT: Investor Contact:
         Deborah K. Pawlowski
         Kei Advisors LLC
         Phone:  716.843.3908
         Email: dpawlowski@keiadvisors.com